SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☐
Filed by a Party other than the Registrant☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

EntreMed, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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ENTREMED, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 16, 2004

To Our Stockholders:

      Notice is hereby given that the annual meeting of the stockholders of EntreMed, Inc. (the “Company”) will be held on June 16, 2004, at 11:00 a.m. local time, at the Gaithersburg Marriott Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 (the “Annual Meeting”). The Annual Meeting is called for the following purposes:

1. To elect three directors to a term of three years, or until their successors have been elected and qualified;

2. To approve amendments to the Company’s 2001 Long-term Incentive Plan increasing from 4,250,000 to 5,250,000 the number of shares of Common Stock reserved for issuance thereunder;

3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company; and

4. To consider and take action upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

      The Board of Directors has fixed April 28, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

      You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage, if mailed in the United States is enclosed for your convenience.

By Order of the Board of Directors,

Michael Tarnow
Chairman of the Board

April 29, 2004

ENTREMED, INC.

9640 Medical Center Drive
Rockville, Maryland 20850
(240) 864-2600

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held June 16, 2004

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EntreMed, Inc., a Delaware corporation (the “Company”), the principal executive offices of which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, for the Annual Meeting of Stockholders to be held at the Gaithersburg Marriott Washingtonian Center, 9751 Washingtonian Boulevard, Gaithersburg, Maryland 20878 on June 16, 2004, at 11:00 a.m. (local time) and for any postponement, or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company at the above stated address. Attendance at the Annual Meeting will not have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.

      If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, including the election of the director nominees set forth under the caption “Election of Directors”, the approval of the amendment to the 2001 Long-Term Incentive Plan (the “2001 Plan”), and the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

      The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s stockholders is May 6, 2004.

      Your vote is important. Accordingly, we urge you to sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

Common Questions Regarding Proxies

Q: Why am I receiving this Proxy Statement and proxy card?

A: You are receiving a Proxy Statement and proxy card from us because you own shares of Common Stock of the Company. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

      When you sign the proxy card, you appoint Michael Tarnow and James D. Johnson Ph.D. as your representatives at the meeting. Mr. Tarnow and Dr. Johnson will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. You can always decide to vote in person.

Q: What is the record date?

A: The record date is April 28, 2004. Only holders of Common Stock and the Series A Convertible Preferred Stock (which votes on an as-converted basis with the Common Stock) of record as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q: How many shares are outstanding?

A: As of the record date, the Company had 36,973,012 shares of Common Stock outstanding.

      In addition, as discussed in greater detail in the Proxy Statement, Celgene Corporation owns 3,350,000 shares of our Series A Convertible Preferred Stock (the “Convertible Preferred Stock”). Celgene has the right to one vote for each share of Common Stock into which its shares of Convertible Preferred Stock are convertible, currently 16,750,000 shares. This means that at the Annual Meeting, Celgene will be allowed vote as if it owned 16,750,000 shares of our Common Stock. On a pro-forma basis (assuming the conversion of the Convertible Preferred Stock), this represents 31% of the shares of our Common Stock entitled to vote at the meeting. Therefore, we expect that Celgene’s vote will determine the outcome on each proposal.

Q: What am I voting on?

A: You are being asked to vote on the election of three directors to the terms described in the Proxy Statement, the approval of an amendment to the Company’s 2001 Long-Term Incentive Plan and the ratification of Ernst & Young LLP as the independent auditors of the Company.

Q: How do I vote?

A: You may either vote by mail or in person at the Annual Meeting. To vote by mail, please sign your proxy card and mail it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted in accordance with your instructions. If you return a signed card but do not provide voting instructions, your shares will be voted based on the recommendations of the Board of Directors. We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your shares through a brokerage account and do not have a physical shares certificate, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting.

Q: What does it mean if I receive more than one proxy card?

A: It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

Q: How many votes do you need to hold the meeting?

A: A majority of the Company’s outstanding shares of Common Stock (on an as-converted basis) as of the record date must be present at the meeting in order to hold the Annual Meeting and conduct business. This is called a quorum.

Q: What if I abstain from voting?

A: Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of the vote for directors, but will count as a vote against the change to the 2001 Long-Term Incentive Plan and the ratification of the Company’s independent auditors.

Q: How many votes must the nominees have to be elected?

A: In order for a director to be elected, he or she must receive the affirmative vote of a plurality of the shares voted. In other words, the three nominees to receive the greatest number of votes cast will be elected.

Q: How are votes counted?

A: Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Q: Where can I find the voting results of the Annual Meeting?

A: We will announce the voting results at the Annual Meeting. We will also publish the results in our quarterly report on Form 10-Q for the second quarter of 2004. We will file that report with the Securities and Exchange Commission (“SEC”), and you can get a copy:

•	by contacting EntreMed corporate offices via phone at (240) 864-2600; or by email at christopherc@entremed.com;

•	through the SEC’s EDGAR system at www.sec.gov or by contacting the SEC’s public reference room.

VOTING SECURITIES

      Holders of record of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), and of the Company’s Series A convertible preferred stock, $1.00 par value per share (the “Convertible Preferred Stock”) as of the close of business on April 28, 2004 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting on all matters. On the Record Date, the Company had outstanding 36,973,012 shares of Common Stock and 3,350,000 shares of Convertible Preferred Stock convertible into 16,750,000 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. Each outstanding share of Convertible Preferred Stock is entitled to one vote for each share of Common Stock that the Convertible Preferred Stock is convertible into, currently five. A majority of the outstanding shares of Common Stock, assuming the conversion of the Convertible Preferred Stock (together, other than in the discussion of Proposal 2, the “Shares”), entitled to vote on any matter and represented at the Annual Meeting, in person or by proxy, shall constitute a quorum.

      Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the affirmative vote of a plurality of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the director nominees. Abstentions and broker non-votes will not affect the outcome of the election of directors. The affirmative vote of a majority of the Shares cast in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is necessary to approve the amendment to the 2001 Plan and to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company. Thus, an abstention from voting on either of these proposals will have the same legal effect as a vote “against” the proposal, even though the stockholder may interpret such action differently. Broker non-votes will not be counted for any purpose in determining whether these proposals have been approved and will not affect the outcome of the vote on these proposals.

      Celgene Corporation owns all of the 3,350,000 shares of our Convertible Preferred Stock. The terms of the Convertible Preferred Stock provide that the holders of the Convertible Preferred Stock have the right to one vote for each share of Common Stock into which such shares of Convertible Preferred Stock could then be converted. This means that at the Annual Meeting, Celgene will be permitted to vote as if it owned 16,750,000 shares of our Common Stock. On a pro-forma basis (assuming the conversion of the Preferred Stock), this represents 31% of the shares of our Common Stock entitled to vote at the meeting. Therefore, we expect that Celgene’s vote will determine the outcome on each proposal.

      The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed Notice of Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

      The following table sets forth, as of April 23, 2004, certain information concerning stock ownership of all persons known by us to own beneficially more than 5% of our Common Stock, $.01 par value per share, as well as each director or director nominee, each executive officer named under “Executive Compensation and Other Matters” and all of our directors and executive officers as a group.

	Amount and Nature of	Percentage
Name of Beneficial Owner(1)	Beneficial Ownership(1)	of Class

Michael M. Tarnow	174,553(2)	*
Donald S. Brooks	330,554(2)	*
Dwight L. Bush	17,053(2)	*
Neil J. Campbell	455,000(2)	1.22%
Ronald Cape	29,553(2)	*
Jennie C. Hunter-Cevera, Ph.D.	94,553(2)	*
James D. Johnson Ph.D, J.D.	384,918(2)	1.03%
Udo Klein	25,000(2)	*
Peter S. Knight	132,053(2)	*
Mark C. M. Randall	220,054(2)	*
Dane R. Saglio	85,350(2)	*
All executive officers and directors as a group (11) persons)	1,948,641(2)	5.01%
More Than 5% Beneficial Owners
Celgene Corporation	23,750,000(3)	39.11%
7 Powder Horn Drive
Warren, N.J. 07059
John W. Holaday, Ph.D.	2,525,901(4)	6.83%
6502 Hillmead Road
Bethesda, MD 20817

*	Less than 1%

(1)	Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

(2)	Includes shares issuable upon exercise of options and warrants which are exercisable within 60 days in the following amounts: Mr. Tarnow, 170,000; Mr. Brooks, 326,001; Mr. Bush, 12,500, Mr. Campbell, 455,000; Mr. Cape, 25,000; Dr. Hunter-Cevera, 90,000; Dr. Johnson, 384,918; Mr. Klein, 25,000; Mr. Knight, 127,500; Mr. Randall, 215,501; Mr. Saglio, 85,050; and all officers and directors as a group, 1,916,470.

(3)	Includes 3,350,000 shares of the Company’s Series A convertible preferred stock convertible into 16,750,000 shares of common stock and 7,000,000 shares issuable upon the exercise of a warrant exercisable within the next 60 days.

(4)	Includes 2,399,235 shares issuable upon exercise of options and warrants which are exercisable within 60 days and 126,666 shares held by a limited partnership of which Dr. Holaday is the general partner.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Board of Directors is divided into three classes, as nearly equal in number as reasonably possible, with terms currently expiring at the Annual Meeting, the annual meeting of stockholders to be held in 2005 and the annual meeting of stockholders to be held in 2006. At the Annual Meeting, three directors will be elected by the stockholders to serve a three-year term. The Board recommends that the persons named below be elected as directors of the Company, and it is intended that the accompanying proxy will be voted for the election as directors of the three persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote (unless authority has been withdrawn) for the election of such person or persons as shall be designated by management.

      Each of the three nominees currently serves as a director of the Company. All nominees have consented to being named in this Proxy Statement and to serve if elected.

      The Board of Directors has determined that Messrs. Cape, Bush, Knight and Randall and Dr. Hunter-Cevera, constituting a majority of the Board members, are “independent directors” as that term is defined in the National Association of Securities’ Dealers (“NASD”) listing standards. Although the Board has decided not to designate Mr. Tarnow as an “independent director” at this time, it intends to re-evaluate its determination on an annual basis.

      The following sets forth the names and ages as of April 23, 2004 of the three nominees for election to the Board of Directors, as well as the directors whose terms will continue after the Annual Meeting, their respective positions and offices with the Company, the period during which each has served as a director of the Company and their principal occupations or employment during the past five years.

Name	Age	Position	Director Since

Michael Tarnow(2)	59	Chairman of the Board of Directors	2003
Ronald Cape(3)	72	Director	2003
Donald S. Brooks	68	Director	1996
Dwight L. Bush(1)(6)	47	Director	2003
Jennie C. Hunter-Cevera	56	Director	2001
Peter S. Knight(2)(4)	53	Director	2000
Mark C. M. Randall(1)(5)	41	Director	1996

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

(4)	Chairman of Audit Committee

(5)	Chairman of Compensation Committee

(6)	Chairman of the Nominating and Corporate Governance Committee

Nominees for Terms Expiring 2007

      Donald S. Brooks has been one of EntreMed’s directors since April 1996 and was Vice President, Legal Affairs from 1998 until August 2001. Between 1993 and 1998, Mr. Brooks was a practicing attorney with the law firm of Carella Byrne Bain Gilfillan Cecchi Stewart and Olstein, Roseland, New Jersey. Mr. Brooks continues to be of counsel to the firm. Prior thereto, Mr. Brooks was employed by Merck and Co., Inc. for 27 years, most recently, from 1986 to 1993, as Senior Counsel. From 1980 to 1985, Mr. Brooks served as a U.S. employer delegate to the Chemical Industries Committee, International Labor Organization in Geneva, Switzerland. He currently serves as a member of the Board of Directors of BioDiem, Ltd., an Australian

biotechnology company. In addition he recently served as a Board member of Xenon Genetics, Inc., a Canadian biotechnolgy firm and currently acts as a consultant to that company.

      Dwight L. Bush has been a principal of Stuart Mill Capital, LLC, an Arlington, Virginia-based investment firm since, 1997. From 1999 until 2002, Mr. Bush also served as Vice President and Chief Financial Officer of SatoTravel Holdings, Inc. Prior to that, from 1994 through 1997, Mr. Bush was Vice President-Corporate Development of Sallie Mae Corporation, a $60 billion financial service corporation and the nation’s leading provider of education credit. Mr. Bush joined Sallie Mae after a successful 15-year career at the Chase Manhattan Bank, where he began his professional career in 1979. His tenure at Chase included international corporate banking assignments in Latin America, Asia and the Middle East, and corporate finance and project finance in New York and Washington, D.C. Mr. Bush serves on the governing boards of several organizations involved in industry, education and the arts, including Cornell University, The Vaccine Fund, ICBC Broadcast Holdings, Inc, and The National Symphony Orchestra. Mr. Bush earned his bachelor’s degree from Cornell University, College of Arts and Sciences

      Peter S. Knight has been a Director of the Company since June 2000. Mr. Knight is President of Sage Venture Partners, an investment company he started in 2000. From 2000 – 2003 he was a Managing Director of MetWest Financial. Mr. Knight started his career with the Antitrust Division of the Department of Justice. From 1977 to 1989, Mr. Knight served as Chief of Staff to Al Gore when Mr. Gore was a member of the U.S. House of Representatives and later the U.S. Senate. Mr. Knight served as the General Counsel of Medicis Pharmaceutical from 1989 to 1991. In 1991 he helped established the law firm of Wunder, Knight, Forscey & DeVierno, which represented numerous Fortune 500 companies. Mr. Knight practiced with this firm as a partner until 1999. Mr. Knight has held senior positions on the last four presidential campaigns, including serving as the campaign manager for the successful 1996 re-election of President Clinton. Mr. Knight currently serves as a director of Medicis Pharmaceutical Corp. and Pharmaceutical Resources, Inc. He is also a director of Schroeders’ mutual fund and hedge fund family, a member of the board of Duke University’s Terry Sanford Institute of Public Policy, a member of the Cornell University Council and the Cornell University College of Arts and Sciences Advisory Council. He holds a B.A. degree from Cornell University and a J.D. degree from Georgetown University Law Center.

Continuing Directors for Terms Expiring in 2005

      Mark C. M. Randall has been a director of the Company since April 1996. He has been CEO of Commander Asset Management Ltd. since May 2002. Prior to this appointment he was associated with Sarasin International Securities Limited, London, England, a wholly owned subsidiary of Bank Sarasin and Cie, a private bank based in Switzerland, where he was a Director since 1994 and Managing Director since 1999. Mr. Randall also serves as Chairman of Acorn Alternative Strategies (Overseas) Ltd., an investment fund company.

      Jennie C. Hunter-Cevera has been a director of the Company since June 2001. Dr. Hunter-Cevera is the President of the University of Maryland Biotechnology Institute. Prior to joining the University of Maryland in October 1999, Dr. Hunter-Cevera had been the head of the Center for Environmental Biotechnology at Lawrence Berkeley National Laboratory between November 1994 and October 1999, Director of Fermentation, Research and Development at Cetus Corporation and a scientist at E.R. Squibb and Company. Dr. Hunter-Cevera is Past-President of SIM and USFCC and is an active member of ASM. She served as Senior Editor for JIM for 10 years and has served as a reviewer for proposals in metabolic biochemistry and bioremediation for NSF and DOE. She was a member of the Secretary of Agriculture Glickman’s Genetic Resources Advisory Board, Council on Biotechnology for the State Department, USA representative to the OECD on Biological Resource Centers and of the Maryland Commission on Advanced Technology. She is on several academic science and technology review committees. She has given over 40 invited lectures, seven keynote lectures, and is the author of several papers and holder of two patents. Dr. Hunter-Cevera was elected to the American Academy of Microbiology in 1995, the recipient of the 1996 SIM Charles Porter Award, elected as a SIM Fellow in 1997 and the 1999 Nath Lecturer at West Virginia University. She is the 2004 recipient of the ASM Porter Award for achievement in biodiversity research.

Continuing Directors for Terms Expiring 2006

      Michael Tarnow was appointed chairman of our Board in February 2003. Since 1995, Mr. Tarnow has been an advisor to and member of the boards of directors of several healthcare-related organizations in the U.S., Canada and Europe. From 1995-2000, he was President and CEO of Boston-based Creative BioMolecules, Inc. Prior to 1995, he spent 22 years at Merck & Co., Inc., where he served in a wide variety of positions including heading corporate development, President and CEO of Merck Frosst Canada and Executive Vice President of Merck-Medco. Mr. Tarnow received his J.D. from the University of Illinois and his bachelor’s degree from Wayne State University.

      Ronald Cape, Ph.D. was the co-founder of Cetus Corporation, a genetic engineering company, where he was Chairman of the Board of Directors for 20 years until the company merged with Chiron Corporation in 1991. He was also a founding member of the Industrial Biotechnology Association (now the Biotechnology Industry Organization — BIO) and served as its President for three years. Since 199l Dr. Cape has been an investor in the field of biotechnology and a board member of many companies. He was the founding Chairman of Darwin Molecular Corporation, which was later sold to Chiroscience plc., and is Chairman and a Director of Caprion, Inc., Ellipsis Biotherapeutics Corporation, and Neugenesis Corporation. He is also a Director of Sunol Molecular Corporation.

      The Board of Directors recommends a vote FOR the election of the nominated directors, and signed proxies that are returned will be so voted unless otherwise instructed on the proxy card.

Board of Directors and Board Meetings

      The Board of Directors of the Company held 13 meetings during the fiscal year ended December 31, 2003 (“fiscal 2003”). Each director attended 75% or more of the meetings of the Board of Directors and committees of which they were members.

      The Company encourages but does not require Board members to attend the Company’s annual meeting of shareholders. Six (6) of the Company’s current directors attended the annual meeting of shareholders in 2003.

      Any stockholder who wishes to send any communications to the Board or to individual directors should deliver such communications to the Company’s executive offices, 9640 Medical Center Drive, Rockville, MD 20850, ATTN: Senior Director, Corporate Communications & Industry Relations (Amy Finan — amyf@entremed.com). Any such communication should indicate whether the communication is intended to be directed to the entire Board or to a particular director(s), and must indicate the number of shares of Company stock beneficially owned by the stockholder. The Senior Director, Corporate Communications & Industry Relations will forward appropriate communications to the Board and/or the appropriate director(s). Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

Celgene’s Rights with Respect to the Board of Directors

      Pursuant to the Securities Purchase Agreement pursuant to which Celgene Corporation purchased its shares of our Convertible Preferred Stock, Celgene has the right to appoint up to two directors to our Board of Directors. If no Celgene designee is sitting on the Board, however, Celgene may appoint an observer to participate in Board meetings, although the observer does not vote. Celgene has not designated any directors to sit on our Board, but it has designated an observer who attends Board of Directors’ meetings.

Committees of the Board of Directors

      The Board of Directors has three standing committees. These are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

      The primary purpose of the Audit Committee is to oversee (a) management’s preparation of the financial statements and management’s conduct of the Company’s accounting and financial reporting process, (b) management’s maintenance of the Company’s internal control over financial reporting, (c) the Company’s compliance with legal and regulatory requirements, and (d) the qualifications, independence and performance of the Company’s independent auditors. The Audit Committee held 5 meetings during fiscal 2003.

      The Company’s independent auditors are ultimately accountable to the Audit Committee in its capacity as a committee of the Board. The Audit Committee has sole authority and responsibility to appoint, compensate, oversee, evaluate, and, where appropriate, replace the Company’s independent auditors. In addition, the Audit Committee must approve any audit and permitted non-audit services to be provided by the Company’s independent auditors.

      The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Charter is attached as Appendix A to this proxy statement. All members of the Audit Committee are “independent” as defined by NASD listing standards. Until the 2003 annual meeting of stockholders, the Audit Committee consisted of Messrs. Finkelstein, Knight, and Randall. Mr. Bush filled the vacancy created by Mr. Finkelstein’s retirement when Mr. Bush joined the Board in October 2003.

      The Board of Directors has determined that Mr. Bush is an “audit committee financial expert” as defined in rules and regulations of the Securities and Exchange Commission (“SEC”).

Compensation Committee

      The Compensation Committee develops and recommends to the Board of Directors the compensation and benefits of the Chief Executive Officer and all officers (Senior Vice Presidents and above) of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company and administers the Company’s stock option plans. Until the annual meeting of stockholders in June 2003, the Compensation Committee consisted of Messrs. Finkelstein, Knight, and Randall. Mr. Tarnow replaced Mr. Finkelstein on the committee. As of the date of the Annual Meeting, the Compensation Committee will be reconstituted to be comprised solely of directors who are “independent” as defined in NASD listing standards. The Compensation Committee held 5 meetings during fiscal 2003.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of director nominees to be elected at the Company’s annual meetings of stockholders, recommending to the Board persons to fill vacancies on the Board and the members of all standing Board committees, and making other determinations relating to the Board and appropriate standards for its members. The Board has adopted a Charter for the Nominating and Corporate Governance Committee, a copy of which is available on our website at www.entremed.com and is attached to this proxy statement as Appendix B. During 2003 the Nominating and Corporate Governance Committee consisted of Messrs. Cape and Bush. All members of the Nominating and Corporate Governance Committee are “independent” as defined in NASD listing standards. The Nominating and Corporate Governance Committee held 1 meeting during fiscal 2003.

      The Nominating and Corporate Governance Committee identifies potential nominees from various sources, including personal contacts and the recommendations of current directors and executive officers. In the past the Company has used third party consultants to assist in identifying and evaluating potential nominees and the Nominating and Corporate Governance Committee may do so in the future.

      The Nominating and Corporate Governance Committee will consider nominees for director recommended by a stockholder. Stockholders who wish to recommend a director nominee for consideration by the Nominating and Corporate Governance Committee should submit a nomination in accordance with the procedures outlined in the Company’s Bylaws, if any, or other procedures adopted by the Nominating and Corporate Governance Committee. Currently, the Committee’s procedures require stockholders to provide written notice of a proposed nominee to the Secretary of the Company not later than 90 days before the date of the annual meeting of stockholders. Such notice must include all information relating to such proposed nominee that would be required to be disclosed in solicitations of proxies for the election of directors, including such proposed nominee’s: (i) name, age and business or home address; (ii) business experience, including principal occupation or employment; and (iii) beneficial ownership of Company securities, including class and the number of shares. The nomination should also include the name and home or business address of the stockholder making such recommendation, the number of shares beneficially owned by such person and the manner in which such shares are held (i.e. directly or in street name). Any such recommendation must also be accompanied by a written consent of the proposed nominee to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.

      The Nominating and Corporate Governance Committee does not have specific, minimum qualifications for nominees and has not established specific qualities or skills that it regards as necessary for one or more of the Company’s directors to possess. In evaluating potential director candidates, the Committee may take into account all factors and criteria it considers appropriate, which shall include, among others:

•	Whether the director/potential director possesses personal and professional integrity, sound judgment and forthrightness;

•	The director/potential director’s educational, business or scientific experience and other directorship experience;

•	Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background and experience;

•	Whether the director/potential director, by virtue of particular business, professional or technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a Board member;

•	Whether the director/potential director meets the independence requirements of the NASDAQ listing standards; and

•	Whether the director/potential director is free from conflicts of interest with the Company.

There are no differences in the manner in which the Committee evaluates potential director nominees based on whether the potential nominee was recommended by a stockholder or through any other source.

Compensation of Directors

      Upon joining the Board of Directors, each new non-employee director is granted an option, vesting over three years, to purchase 50,000 shares of Common Stock. Continuing directors receive an option to purchase 30,000 shares of Common Stock as of the date of the annual meeting of stockholders, 25% of which is exercisable immediately and 25% of which become exercisable each year over the next three years. Chairpersons of Board committees receive an option to purchase an additional 5,000 shares of Common Stock as of the date of the annual meeting, 25% of which is exercisable immediately and 25% of which become exercisable each year over the next three years. Non-employee directors also receive an annual retainer fee of $25,000 that is payable solely in restricted stock or restricted stock units.

      Pursuant to a Board Service Agreement between the Company’s Chairman, Michael Tarnow, and the Company dated February 5, 2003, Mr. Tarnow is paid $5,000 per month for his services as Chairman. He also received an option to purchase 250,000 shares of Common Stock, 25% of which were exercisable immediately and 25% of which become exercisable each year over the next three years. Mr. Tarnow is also reimbursed for expenses in connection with his service as Chairman, including travel to and from Board meetings, and participates in all other Board compensation programs, including the receipt of the annual option grants granted to all directors of the Company. See also “Certain Transactions.”

      Following Mr. Brook’s retirement as our Vice President of Legal Affairs as of August 2001, Mr. Brooks serves as our consultant. He received $175,000 for these services in 2003. Mr. Brooks will continue to provide consulting services to us in 2004.

PROPOSAL 2

APPROVAL OF ADDITIONAL SHARES FOR ISSUANCE UNDER THE COMPANY’S 2001
LONG-TERM INCENTIVE PLAN, AS AMENDED

General

      The Board has approved an amendment to the 2001 Plan, subject to stockholder approval, to increase the maximum aggregate number of shares authorized for issuance under the 2001 Plan from 4,250,000 shares to 5,250,000 shares.

      The Board adopted the amendment to increase the number of shares authorized for issuance under the 2001 Plan to ensure that the Company can continue to grant stock-based awards to directors and employees of and consultants to the Company at levels determined appropriate by the Board and a committee or committees appointed by the Board to administer the 2001 Plan. Management and the Board believe that the use of stock-based compensation is important to the Company to recruit and retain qualified persons.

Description of the 2001 Plan

      The following summary of the material features of the 2001 Plan, as proposed to be amended, is qualified in its entirety by reference to the full text of the 2001 Plan, a copy of which is available by writing the Company, Investor Relations, EntreMed, Inc., 9640 Medical Center Drive, Rockville, Maryland 20850. Unless otherwise specified, capitalized terms used herein have the meanings assigned to them in the 2001 Plan.

Eligibility

      The 2001 Plan authorizes the grant of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing to all persons who are at the time of the grant of an award employees (including persons who may become employees), officers, directors, or consultants of the Company, or of any Affiliate of the Company, as may be selected from time to time. Only employees of the Company, or of any Parent or Subsidiary of the Company, are eligible to receive grants of incentive stock options. As of March 31, 2004, 45 employees and officers and 7 directors of the Company are eligible to receive grants under the 2001 Plan. The number of consultants to the Company eligible to receive grants under the 2001 Plan is not determinable.

Administration

      The 2001 Plan is administered by the Board of Directors or by a committee or committees appointed by the Board (all of which will hereinafter be referred to as the “Administrator”). The Administrator has all the powers vested in it by the terms of the 2001 Plan, including the authority to determine eligibility, grant awards, prescribe Grant Agreements evidencing such awards, establish programs for granting awards, determine whether a stock option shall be an incentive stock option or a nonqualified stock option, determine any exceptions to nontransferability, establish any Performance Goals applicable to Awards, determine the period during which Awards may be exercised and the period during which Awards shall be subject to restrictions, and otherwise administer the 2001 Plan. In making these determinations, the Administrator may take into account the nature of the services rendered or to be rendered by the Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Administrator in its discretion shall deem relevant. The Administrator may delegate to the Chief Executive Officer of the Company the power to administer the 2001 Plan and to exercise the full authority of the Administrator with respect to awards granted to specified Participants or groups of Participants.

Shares Available For The Plan

      If the stockholders approve the increase in the aggregate number of Shares authorized for issuance under the 2001 Plan, a maximum of 5,250,000 Shares will be available for grants and Awards, an increase of 1,000,000 shares.

      At April 23, 2004, approximately 834,000 Shares (excluding any Shares that might in the future be returned to the 2001 Plan as a result of cancellations or expiration of options) remained available for future grants under the 2001 Plan.

      If an Award expires or terminates unexercised or is forfeited, or if any Shares are surrendered to the Company in connection with an Award, the Shares subject to such Award and the surrendered Shares will become available for further Awards under the 2001 Plan. The number of Shares subject to the 2001 Plan (and the number of Shares and terms of any Award) may be adjusted by the Administrator in the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of Shares and the like.

      A maximum of 750,000 such Shares may be granted to an individual during any three consecutive calendar years.

Stock Options

      The 2001 Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2001 Plan would entitle the grantee, upon exercise, to purchase a specified number of Shares from the Company at a specified exercise price per Share. The period of time during which an option may be exercised, as well as any vesting schedule, is determined by the Administrator, except that no option may be exercised more than 10 years after the date of grant. Additionally, the exercise price per Share and manner of payment for Shares purchased pursuant to options are determined by the Administrator and, in the case of nonqualified stock options, options must have an exercise price at least equal to the par value of the Common Stock.

      Incentive stock options must comply with Section 422 of the Code. Incentive stock options, thus, must have an exercise price at least equal to Fair Market Value of stock underlying the option on the date of grant. Additionally, no incentive stock option may be granted under the 2001 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any parent corporation or subsidiary corporation, as defined in Sections 424(e) and (f) of the Code, respectively, of the Company, unless the option’s exercise price is at least 110% of the Fair Market Value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 2001 Plan, the aggregate Fair Market Value, determined at the time of the grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

Other Awards

      In addition to stock options, the 2001 Plan authorizes the grant of stock appreciation rights, stock awards, phantom stock and performance awards. To date, the Company has issued only options and restricted stock awards under the 2001 Plan. The Company does not currently expect to issue any other type of Awards under the 2001 Plan.

      Subject to the terms of a particular grant, the exercise of a stock appreciation right under the 2001 Plan would entitle the grantee to receive in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement, the excess of the Fair Market Value of a specified number of Shares on the date of exercise over the base price per Share specified in the Grant Agreement. The 2001 Plan also authorizes the grant of restricted and unrestricted stock awards on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as described below) established by the Administrator.

      In addition, the 2001 Plan authorizes the grant of phantom stock in the form of awards denominated in stock-equivalent units on terms and conditions, which terms and conditions may condition the vesting or payment of such awards on the achievement of one or more Performance Goals (as described below), established by the Administrator. An award of phantom stock may be settled in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.

      Finally, the 2001 Plan authorizes the grant of performance awards, which become payable upon attainment of one or more Performance Goals established by the Administrator. Performance awards may be paid in cash, Common Stock, or a combination thereof, as specified in the Grant Agreement.

Performance Goals

      In its discretion, the Administrator may condition the grant, vesting or payment of Awards under the Plan on the attainment of Performance Goals. The term “Performance Goals” means performance goals established by the Administrator which may be based on one or more business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, business criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

Transferability

      Except as otherwise determined by the Administrator or provided in a Grant Agreement, Awards granted under the 2001 Plan are not transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Code Section 414(p). Unless otherwise determined by the Administrator, Awards may be exercised only by the grantee or by permitted transferees during the lifetime of the grantee or, in the event of legal disability, by the grantee’s guardian or legal representative.

Amendment and Termination

      The Board of Directors may amend, alter or terminate the 2001 Plan, or any portion thereof, at any time. No award may be granted under the 2001 Plan after the close of business on May 14, 2011. Subject to other applicable provisions of the Plan, all awards made under the 2001 Plan prior to the termination of the 2001 Plan will remain in effect until those awards have been satisfied or terminated.

Summary of Certain Federal Income Tax Consequences

General

      The following discussion briefly summarizes certain federal income tax aspects of stock options, stock appreciation rights, stock awards, phantom stock, and performance awards granted under the 2001 Plan. The rules governing the tax treatment of awards and the receipt of Shares and/or cash in connection with such awards are quite technical, so the following description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local law may not be the same as under the federal income tax laws.

Incentive Stock Options

      In general, a grantee will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the Fair Market Value of the stock on the exercise date is an adjustment item for purposes of the alternative minimum tax. Further, if a grantee does not exercise an incentive stock within certain specified periods after termination of employment, the grantee will recognize ordinary income on the exercise of an incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below. The general rule is that gain or loss from the sale or exchange of Shares acquired on the exercise of an incentive stock option will be treated as capital gain or loss. If certain holding period requirements are not met, however, the grantee generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be capital loss.

Nonqualified Stock Options, Stock Appreciation Rights, Phantom Stock, and Performance Awards

      A grantee generally is not required to recognize income on the grant of a nonqualified stock option, a stock appreciation right, or on the award of phantom stock or a performance award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised, or in the case of an award of phantom stock or a performance award on the date of payment of such award in cash or Shares. In general, the amount of ordinary income required to be recognized, (a) in the case of a nonqualified stock option, is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and the Fair Market Value of any Shares received on exercise, and (c) in the case of an award of phantom stock or a performance award, the amount of cash and the Fair Market Value of any Shares received. In all three instances, ordinary income also includes the amount of any taxes withheld upon payment of the award.

Restricted Stock

      Shares of restricted stock awarded under the 2001 Plan will be subject to a substantial risk of forfeiture for the period of time specified in the award. Unless a grantee of Shares of restricted stock makes an election under Section 83(b) of the Code as described below, the grantee generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the substantial risk of forfeiture lapses, the grantee will be required to recognize ordinary income in an amount equal to the excess, if any, of the Fair Market Value of the Shares on such date over the amount, if any, paid for such Shares. If a grantee makes a Section 83(b) election to recognize ordinary income on the date the Shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the Fair Market Value of the Shares on the date of award over the amount, if any, paid for such Shares. In such case, the grantee will not be required to recognize additional ordinary income when the substantial risk of forfeiture lapses.

Unrestricted Stock

      In general, a grantee is required to recognize ordinary income on the date of issuance of such unrestricted Shares to the grantee equal to the excess, if any, of the Fair Market Value of such Shares on such date over the amount, if any, paid for such Shares.

Gain or Loss On Sale or Exchange of 2001 Plan Shares

      In general, gain or loss from the sale or exchange of Shares granted or awarded under the 2001 Plan will be treated as capital gain or loss, provided that the Shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of Shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a grantee generally will be required to recognize ordinary income upon such disposition.

Deductibility By Company

      The Company generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a grantee is required to recognize income as a result of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, a stock award, phantom stock, or a performance award, the Company generally will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the grantee, provided that certain income tax reporting requirements are satisfied.

Parachute Payments

      Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20% excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. If the Administrator, in its discretion, grants awards, the exercise date or payment of which is accelerated by a change in control of the Company, such acceleration of the exercise date or payment would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation

      Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives to the extent the amount paid to the executive exceeds $1 million for the taxable year. The 2001 Plan has been designed to allow the Administrator to make awards under the 2001 Plan that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Options under Employee Benefit Plans

      The following table discloses certain information about the options issued and available for issuance under all outstanding Company option plans, as of December 31, 2003, that is, not including the proposed increase that is the subject of this Proposal 2.

	(a)	(b)	(c)

			Number of securities
			remaining available for
	Number of securities to be		future issuance under
	issued upon exercise of	Weighted-average exercise price	equity compensation plans
	outstanding options,	of outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflecting in column (a))

Equity compensation plans approved by security holders	7,053,052	$10.7494	834,441
Equity compensation plans not approved by security holders	94,129	$8.027	0
Total	7,147,181	$9.88	834,441

      Warrants issued under the unauthorized plans represent compensation for consulting services rendered by the holders.

      The Board of Directors recommends a vote for the approval of the amendment to the Company’s 2001 Plan, and signed proxies that are returned will be so voted unless otherwise instructed on the proxy card.

PROPOSAL 3

RATIFICATION
OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS

      The Board of Directors recommends a vote for the ratification of the appointment of Ernst & Young LLP, Certified Public Accountants, as the Company’s independent auditors for the fiscal year ending December 31, 2004 (“fiscal 2004”). Ernst & Young LLP have been the Company’s auditors for the past fiscal year and has no direct or indirect financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

      The Company incurred from Ernst & Young audit fees of $119,000 in fiscal 2003 and $172,268 in fiscal 2002 for audit fees, covering professional services rendered for (1) the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and 2001 and (2) the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of 2003 and 2002.

Audit-Related Fees

      The Company incurred from Ernst & Young audit-related fees of $10,000 in fiscal 2003 and $62,823 in fiscal 2002, for services that are traditionally performed by the independent accountants, such as employee benefit plan audits, accounting consultations and consultation concerning financial accounting and reporting standards.

Tax Fees

      The Company incurred from Ernst & Young tax fees of $13,500 in fiscal 2003 and $12,220 in fiscal 2002, for tax compliance services, including preparation of tax returns.

All Other Fees

      The Company did not incur fees from Ernst & Young for any other services in fiscal 2003 or fiscal 2002.

      The Audit Committee has considered the compatibility of non-audit services with the auditor’s independence. The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors.

      The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s auditors for fiscal 2003.

REPORT OF THE AUDIT COMMITTEE

      The Board of Directors of the Company has appointed an Audit Committee composed of 3 directors, each of whom is independent under the National Association of Securities Dealers’ listing standards, as applicable and as may be modified or supplemented.

      The Board of Directors has adopted a written charter for the Audit Committee. A copy of that Charter is included as Exhibit A to this Proxy Statement. The Audit Committee’s job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.

      The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with Ernst & Young LLP, the Company’s independent auditors for 2003.

      The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Accounting Standards No. 61.

      The Audit Committee has received from Ernst & Young LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed Ernst & Young’s independence with Ernst & Young, and has considered the compatibility of nonaudit services with the auditor’s independence.

      Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission (the “SEC”).

By the Audit Committee:

Peter S. Knight, Chairman

Mark C.M. Randall
Dwight L. Bush

EXECUTIVE COMPENSATION AND OTHER MATTERS

      The following summary compensation table sets forth the aggregate compensation paid or accrued by us to executive officers whose annual compensation exceeded $100,000 for fiscal 2003 (collectively, the “named executive officers”) for services during the fiscal years ended December 31, 2003, 2002 and 2001. The Company did not designate a Chief Executive Officer during fiscal 2003.

Summary Compensation Table

				Long Term
				Compensation
				Awards

				Securities
				Underlying
		Annual		Options/SARS	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	(#)	Compensation

Neil J. Campbell	2003	309,398	85,000	50,000	142,181	(1)(2)
President and Chief	2002	251,750	0	175,000	9,792
Operating Officer	2001	159,375	0	205,000	5,764
Dane R. Saglio	2003	190,212	50,000	75,000	9,681	(2)
Chief Financial Officer	2002	122,812	50,000	35,000	9,792
	2001	105,962	15,000	14,200	9,881
James D. Johnson, Ph.D., J.D.	2003	10,800 (3)	0	40,000	0
Senior Vice President and	2002	209,383	0	100,000	666
General Counsel	2001	183,333	0	195,000	683
Udo Klein	2003	50,570	0	100,000	897	(4)
Vice President Research & Development

(1)	Consists of a lump sum payment of $132,500 in accordance with the employment agreement dated April 30, 2003.

(2)	Consists of group health insurance premiums paid on behalf of such officer in the amount of $9,681.

(3)	In addition, the Company pays legal fees to a law firm of which Dr. Johnson is a partner for his services as Senior Vice President and General Counsel. Such firm also provides additional legal services to the Company. See “Certain Transactions”.

(4)	Consists of group health insurance premiums paid on behalf of such officer in the amount of $897.

      The following table sets forth certain information with respect to individual grants of stock options made during the fiscal year ended December 31, 2003 to each of the named executive officers.

Option/ SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options/SARs	Exercise		Price Appreciation for
	Underlying	Granted to	or Base		Option Term (1)
	Options/SAR	Employees in	Price	Expiration
Name	Granted(#)(2)	Fiscal Year	($/sh)	Date	5%($)	10%($)

Neil J. Campbell	50,000	1.45%	2.25	05/02/2013	70,751	179,296
Dane R. Saglio	75,000	2.17%	2.25	05/02/2013	106,126	268,944
James D. Johnson	40,000	1.16%	5.29	10/22/2013	133,074	337,236
Udo Klein	100,000	2.89%	4.44	09/15/2013	279,229	707,622

(1)	Calculated by multiplying the exercise price by the annual appreciation rate shown (as prescribed by SEC rules and compounded for the term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. These amounts are not intended to forecast possible future appreciation, if any, of the price of our shares. The actual value realized upon exercise of the options to purchase our shares will depend on the fair market value of our shares on the date of exercise.

(2)	The options listed were granted under our 2001 Plan. 25% of such options were exercisable on the date of grant. 25% of the balance become exercisable on each anniversary date of the grant over the next three years. In the event of certain transactions, including those that may result in a change in control, as defined under the Company’s stock plans, unvested installments of options to purchase our shares may become immediately exercisable.

      The following table sets forth information concerning all option holdings for the fiscal year ended December 31, 2003 for each of the named executive officers.

Aggregated Option/ SAR Exercises in Last Fiscal Year and

Fiscal Year End Option/ SAR Values

	Number of Securities		Value of Unexercised
	Underlying Options/SARs		In-the-Money Options/SARs
	at Fiscal Year-End(#)		at Fiscal Year-End($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Dane R. Saglio	63,550	72,150	61,875	74,125
Neil J. Campbell	392,500	37,500	403,625	40,125
James D. Johnson Ph.D., J.D.	287,750	107,500	167,250	55,750
Udo Klein	25,000	75,000	0	0

(1)	Calculated by multiplying the number of unexercised options outstanding at December 31, 2003 by the difference between the fair market value of our shares at December 31, 2003 ($3.32) and the option exercise price.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

      Effective January 1, 2004, the Company and Mr. Campbell entered into an employment agreement (the “Agreement”) under which Mr. Campbell agreed to serve as President and Chief Operating Officer until April 30, 2004. The Company and Mr. Campbell have agreed not to extend the Agreement. Under the terms of the Agreement, Mr. Campbell’s employment will end as of May 30, 2004. Mr. Campbell will receive six months compensation at his annual base salary and certain insurance benefits. In addition, all unvested options will be vested and may be retained by Mr. Campbell until their scheduled expiration dates. The Agreement contains certain non-compete restrictions applicable to Mr. Campbell with respect to specific product compounds under development by the Company for 12 months following his departure.

      The Board, in conducting a search for a Chief Executive Officer, has identified several qualified candidates. The Company expects to announce the Board’s final selection in the near future. Mr. Campbell and the Company will work together to facilitate the transition of responsibilities and information to a selected Chief Executive Officer.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the 1934 Securities and Exchange Act (the “1934 Act”) requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.

      Based solely on our review of such forms furnished to the Company and written representations from certain reporting persons, we believe that, other than as set forth below, all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with during fiscal 2003. The Form 3 for Michael Tarnow in connection with his appointment as Chairman of the Board of Directors was filed late. The required filing has since been made.

Code of Ethics

      The Company has adopted a Code of Ethics, as defined in applicable SEC and NASD rules, that applies to the Company’s directors, officers and employees, including the Company’s principal executive officer and principal financial and accounting officer. The Code of Ethics will be available on the Company’s website at www.entremed.com.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      During 2003, the Compensation Committee was comprised of Messrs. Randall, Knight and Tarnow. Following the Annual Meeting the Compensation Committee will be comprised of three independent, non-employee directors.

      It is the Committee’s responsibility to:

•	Make recommendations and report to the board of directors concerning matters of executive compensation;

•	Administer the Company’s executive incentive plans;

•	Review compensation plans, programs and policies; and

•	Monitor the performance and compensation of executive officers.

      The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining senior management. The Compensation Committee’s informal executive compensation philosophy (which applies generally to all Company management, including its executive officers) considers a number of factors, which may include:

•	Providing levels of compensation competitive with companies at a comparable stage of development and in the Company’s geographic area;

•	Integrating management’s compensation with the achievement of performance goals;

•	Maintaining an appropriate balance between base salary and performance-based compensation, with a higher proportion of compensation being performance-based as salary grade increases; and

•	Recognizing and providing incentive for individual initiative and achievement.

      The compensation structure of the Company’s executive officers is based on competitive, market-based pay practices, performance evaluations and generally includes a combination of base salary, discretionary bonuses and stock options. In setting compensation levels, the Compensation Committee considers data regarding compensation practices from a group of biotechnology and pharmaceutical companies that are believed to be generally comparable to the Company. The companies comprising this group are not necessarily included within the peer group index reflected in the performance graph illustrated in this proxy statement.

      Base salary is not targeted at any particular level within the group of companies considered. Instead, total salary is determined based on a subjective assessment of the executive’s performance and the Company’s needs.

      Cash bonuses are within the discretion of the Compensation Committee and are based, in part, on achieving certain business and financial objectives and the Compensation Committee’s subjective assessment of individual performance during the year. For the year ended December 31, 2003, the Compensation Committee recommended the payment of bonuses as set forth in the Summary Compensation Table based on its subject assessment of performance.

      Consistent with its belief that equity ownership by senior management is beneficial in aligning the interests of senior management with those of the stockholders, the Company provides potentially significant long-term incentive opportunities to its senior management through discretionary grants of stock options, thereby emphasizing the potential creation of long-term stockholder value. The Compensation Committee considers stock options effective long-term incentives because an executive can profit only if the value of the Common Stock increases. In making these grants, the Compensation Committee considers its subjective assessment of the Company’s past financial performance and future prospects, an executive officer’s current level of ownership of the Common Stock, the period during which an executive officer has been in a key position with the Company, individual performance and competitive practices within the comparative group of companies.

      Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual’s compensation exceeds $1 million, subject to certain exceptions. The Committee intends to take actions to minimize the Company’s exposure to nondeductible compensation expense under Section 162(m). While keeping this goal in mind, the Committee also will try to maintain the flexibility that the Committee believes to be an important element of the Company’s executive compensation program.

By the Compensation Committee:

Mark C. M. Randall, Chairman

Peter S. Knight
Michael Tarnow

STOCK PRICE PERFORMANCE PRESENTATION

      The following chart compares the cumulative total stockholder return on the Company’s Shares with the cumulative total stockholder return of the NASDAQ Stock Market — U. S. Index, and the NASDAQ Pharmaceuticals Index.

(1)	Assumes $100 invested on December 31, 1997 and assumes dividends are reinvested. Measurement points begin with the date of the assumed investment and include the last day of each of the subsequent 5 years through and including December 31, 2002. The material in this chart is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, (the “1933 Act”) or the 1934 Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

CERTAIN TRANSACTIONS

      James D. Johnson, our Senior Vice President, is a partner at Kilpatrick, Stockton, which provides certain patent prosecution and certain other legal services to us. We paid approximately $1,192,000 to Kilpatrick, Stockton for these services in 2003. In lieu of salary from the Company, the fees paid to Kilpatrick, Stockton include charges for time related to non-patent matters, including time devoted to Company management.

      Mr. Tarnow, who serves as Chairman of our Board of Directors, is Chairman of the Board of Directors of Ferghana Partners, Inc., a non-executive position without day-to-day responsibilities. In connection with three financing transactions, we paid to Ferghana success fees of approximately $1,580,000 during 2003. In addition, in 2003 we also paid Ferghana Partners, Inc. success fees of approximately $1,475,000 related to the Celgene transaction that was consummated in December 2002. Approximately 70% of the fees paid to Ferghana in 2003 would have been paid under agreements that existed prior to Mr. Tarnow joining our Board of Directors in February 2003. Our agreements with Ferghana expired on March 31, 2004.

GENERAL

      Management of the Company does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

      The Company will bear the cost of preparing, printing, assembling, and mailing the proxy, Proxy Statement and other material that may be sent to stockholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

      The Company will provide without charge to each person being solicited by the Proxy Statement, on the written request of any such person, a copy of the Annual Report of the company on Form 10-K for the fiscal year ended December 31, 2003 (as filed with the SEC, including the financial statements thereto). All such requests should be directed to Investor Relations, EntreMed, Inc., 9640 Medical Center Drive, Rockville, Maryland 20850.

STOCKHOLDER PROPOSALS

      The annual meeting of stockholders for the fiscal year ending December 31, 2004 is expected to be held in June 2005 (the “Next Annual Meeting”). All proposals intended to be presented at the Next Annual Meeting must be received at the Company’s executive offices, which are located at 9640 Medical Center Drive, Rockville, Maryland 20850, Attention: Corporate Secretary, no later than January 6, 2005, to receive consideration for inclusion in the Proxy Statement and form of proxy related to that meeting.

      Pursuant to the proxy rules under the 1934 Act, the Company’s stockholders are notified that the deadline for providing the Company with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Next Annual Meeting will be March 22, 2005. As to all such matters which the Company does not have notice on or prior to that date, discretionary authority to vote on such proposal shall be granted to the persons designated in the Company’s proxy related to the Next Annual Meeting.

By Order of the Board of Directors,

Michael Tarnow
Chairman of the Board

April 29, 2004

Appendix A

ENTREMED, INC.

Audit Committee Charter

Organization and Membership

      This charter governs the operations of the Audit Committee of the Board of Directors of EntreMed, Inc (the “Company”). The Audit Committee shall review and reassess the charter at least annually and recommend any necessary changes to the Board . The Audit Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors, each of whom satisfies the independence, experience, and other requirements set forth from time to time by Nasdaq, the Securities and Exchange Commission (the “SEC”) and any other applicable body (collectively, the “Applicable Rules”), except as otherwise permitted by the Applicable Rules.

      Unless a chair is elected by the full Board, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee membership.

Statement of Policy

      The Audit Committee’s primary purpose is to oversee:

•	management’s preparation of the Company’s financial statements and management’s conduct of the Company’s accounting and finanical reporting processes;

•	management’s maintenance of the Company’s internal control over financial reporting;

•	the Company’s compliance with applicable legal and regulatory requirements relating to financial controls and reporting;

•	the independent auditor’s qualifications and independence; and

•	the performance of the independent auditors, including the annual independent audit of the Company’s financial statements.

      In carrying out its purposes, there shall be free and open communication between the Audit Committee, independent auditors, and management of the Company. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. All employees will be directed to cooperate with respect thereto as requested by members of the Audit Committee.

      The Audit Committee shall have the power to retain outside counsel or other experts and advisors as it determines necessary to carry out its duties. The Company will provide appropriate funding to the Audit Committee to allow the Audit Committee to compensate the Company’s independent auditors, to compensate any advisors retained by the Audit Committee and to pay for ordinary administrative expenses of the Audit Committee.

Responsibilities and Processes

      It is not the duty of the Audit Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate and have been prepared in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements.

      The Audit Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The following shall be the principal responsibilities and recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

      In performing his or her duties and responsibilities, each member of the Audit Committee is entitled to rely in good faith upon the records of the Company and upon information, opinions, reports or statements presented by any of the Company’s officers or employees, or other committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

      The chair of the Audit Committee may represent the entire Audit Committee with respect to functions of the Audit Committee undertaken between meetings and any of the Audit Committee’s functions may be delegated to a subcommittee comprised of one or more members of the Audit Committee.

Relationship with the Independent Auditors

•	The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are directly and ultimately accountable to the Audit Committee in its capacity as a committee of the Board of Directors, as representatives of the Company’s shareholders. The Audit Committee shall have sole authority and responsibility to appoint, compensate, oversee, evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board and ensure the independence of the independent auditors.

•	Each year the Audit Committee shall review and recommend for shareholder ratification the selection of the Company’s independent auditors.

•	The Audit Committee shall pre-approve all audit and permitted non-audit services provided by the independent auditors.

•	The Audit Committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the Audit Committee shall discuss with management and the independent auditors the adequacy and effectiveness of accounting and financial controls. Further, the Audit Committee shall meet with the independent auditors, with and without management present, to discuss the results of their examinations.

•	The Audit Committee shall obtain from the independent auditors annually a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard 1, discuss with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence, and take or recommend that the Board take appropriate action regarding the independence of the independent auditors.

Periodic Reviews

•	Prior to the filing of the Company’s Quarterly Report on Form 10-Q the Audit Committee shall review with management and the independent auditors the interim financial statements and other financial information, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), to be included in the Form 10-Q. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepting auditing standards. The chair of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

Annual Reviews

•	The Audit Committee shall review with management and the independent auditors the financial statements and other financial information, including the Company’s disclosure under MD&A, to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. Based on the review and discussions described above, the Audit Committee shall recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K. The Audit Committee shall prepare the Audit Committee report to be included in the Company’s proxy statements when and as required by the Applicable Rules.

Other

•	The Audit Committee shall establish and maintain procedures for (i) receiving, retaining and addressing complaints regarding the Company’s accounting, internal controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, in accordance with the Applicable Rules.

•	The Audit Committee or its chair shall report to the Board of Directors at least quarterly.

Appendix B

ENTREMED, INC.

Nominating and Corporate Governance Committee Charter

Organization and Membership

      This charter governs the operations of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of EntreMed, Inc (the “Company”). The Nominating and Corporate Governance Committee shall review and reassess the charter at least annually and recommend any necessary changes to the Board. The Committee shall be appointed by the Board and shall be comprised of not less than two directors, each of whom shall be “independent” as defined by Nasdaq listing standards.

      Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Responsibilities and Processes

      The Nominating and Corporate Governance Committee shall have available to it such outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. In addition, the Committee shall have sole authority to retain and terminate any search firm to be used to identify or evaluate director candidates, including sole authority to approve the search firm’s fees and other retention terms.

      The Committee may form and delegate authority to a subcommittee consisting of one or more members to perform any functions of the Committee.

      The Committee shall perform the following functions:

•	Evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;

•	Determine the desired skills and attributes of members of the Board taking into account the needs of the business and Nasdaq listing standards;

•	Establish criteria for prospective Board members, conduct candidate searches, interview prospective candidates, and conduct programs to introduce the candidate to the Company, its management, and operations;

•	Recommend for the Board’s selection the slate of director nominees to be elected at each annual meeting of stockholders;

•	Recommend to the Board persons to fill vacancies created by an increase in size of the Board or the death, resignation, disqualification or removal of a Director;

•	Recommend to the Board the members of all standing Committees;

•	Develop for Board consideration corporate governance principles and policies, monitor the Company’s compliance with those policies and Nasdaq listing standards with respect thereto, and recommend any necessary changes to the Board; and

•	Consider corporate governance issues that may arise from time to time and make recommendations to the Board with respect thereto.

      The Committee will consider stockholder nominees for election to the Board submitted in accordance with the procedures in the Company’s Bylaws, if any, and with any other procedures adopted by the Committee.

B-1

Other

•	The Committee shall meet at least twice each year and at such other times as it deems necessary to fulfill its responsibilities.

•	The Committee or its Chair shall report periodically to the Board.

B-2

ANNUAL MEETING OF STOCKHOLDERS OF

ENTREMED, INC.

June 16, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach and mail in the envelope provided.â

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENTREMED, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1. Election of Directors: Terms Expiring 2007.

NOMINEES:
☐ FOR ALL NOMINEES	¡	Donald S. Brooks
	¡	Dwight L. Bush
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Peter S. Knight

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN

2.	Approval of amendments to the Company’s 2001 Long-Term Incentive Plan described in the accompanying proxy statement.	☐	☐	☐

3.	Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company.	☐	☐	☐

4.	In their discretion upon such other business as may properly come before the meeting including any call for adjournment thereof.

The shares of Common Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Common Stock will be voted for the election of the director nominees, for the approval of the amendments to the 2001 Long-Term Incentive Plan, and for the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

Signature of Stockholder __________________   Date: ________________   Signature of Stockholder____________________   Date: _________________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ENTREMED, INC. ANNUAL MEETING TO BE HELD ON 06/16/04 AT 11:00 A.M. EDT	ENTREMED, INC. 06/16/04 AT 11:00 A.M. EDT
FOR HOLDERS AS OF 04/28/04 * ISSUER CONFIRMATION COPY – INFO ONLY *		2 ITEMS
THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. PLEASE DO NOT USE IT FOR VOTING PURPOSES.		DIRECTORS (MARK “X” FOR ONLY ONE BOX)
CUSIP: 29382F103	☐	FOR ALL NOMINEES
	☐	WITHHOLD ALL NOMINEES
DIRECTORS CONTROL NO à 1 DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING NOMINEES 0010100 1 - 01-Donald S. Brooks, 02-Dwight L. Bush, 03 Peter S. Knight	☐	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE. WRITE NUMBER(S) OF NOMINEE(S) BELOW.
USE NUMBER ONLY __________________________

PROPOSALS:		DIRECTORS
RECOMMEND
2 -	APPROVAL OF AMENDMENTS TO THE COMPANY’S 2001 LONG-TERM INCENTIVE PLAN DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.	FOR à 2 0020702

3 -	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.	FOR à 3 0010200

*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

HOUSEHOLDING ELECTION

HH)	Mark “FOR” to enroll this account to receive certain future shareholder communications in a single package per household. Mark “AGAINST” if you do not want to participate. To change your election in the future, call 1-800-542-1061. See accompanying page for more information about this election.

PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK ONLY	☒

SEE VOTING INSTRUCTION NO   1   ON REVERSE

ACCOUNT NO:

CUSIP 29382F103

CONTROL NO:

CLIENT NO:

51 MERCEDES WAY
EDGEWOOD NY 11717

IMPORTANT NOTICE REGARDING DELIVERY
OF SECURITY HOLDER DOCUMENTS (HH)
ENTREMED, INC.
9640 MEDICAL CENTER DRIVE
ROCKVILLE, MD 20850

_________________________/___
SIGNATURE(S)            DATE

FOR	AGAINST	ABSTAIN

☐	☐	☐

☐	☐	☐

☐	☐	☐

FOR	AGAINST	ABSTAIN

☐	☐	☐

☐	☐	☐

☐	☐	☐

FOR	AGAINST	ABSTAIN

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FOR	AGAINST	ABSTAIN

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FOR	AGAINST	ABSTAIN

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FOLD AND DETACH HERE

CUSIP

DIRECTORS	CONTROL NO

PLEASE RETAIN FOR
YOUR RECORDS

PROPOSALS:	DIRECTORS
RECOMMEND

HOUSEHOLDING ELECTION

This notice is appearing in this mailing on behalf of your Broker or Bank. In December 2000, the Securities and Exchange Commission enacted a new rule that allows multiple shareowners residing at the same address the convenience of receiving a single copy of proxy and information statements, annual reports and prospectuses if they consent to do so. This is known as “Householding.” Please note that if you do not respond, Householding will start 60 days after the mailing of this notice. We will allow Householding only upon certain conditions. Some of those conditions are:
•	The Issuer agrees to have its documents Householded,
•	You agree to or do not object to the Householding of your materials,
•	You have the same last name and exact address as another shareowner(s),
•	Consistency with your Broker or Bank’s practices.
If all of these conditions are met, and Securities and Exchange Commission regulations allow, your household will receive a single copy of proxy and information statements, annual reports and prospectuses.

The HOUSEHOLDING ELECTION (HH), which appears on the accompanying voting form, is not an issuer proposal. If you wish to participate in Householding, please indicate “FOR” on the enclosed Voting Instruction Form and Householding will begin immediately. If you do not wish to participate in the Householding of investor communications, please indicate “AGAINST.” Your affirmative or implied consent to Household will remain in effect until you revoke it by calling the telephone number listed in the HOUSEHOLDING ELECTION paragraph. If you revoke your Householding election, each primary account holder will begin receiving individual copies within 30 days of your revocation.

ENTREMED, INC.
06/16/04 AT 11:00 A.M. EDT

PLEASE INDICATE YOUR PROPOSAL SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE NUMBERED BOX WITH BLUE OR BLACK INK ONLY	☒

SEE VOTING INSTRUCTION NO   1   ON REVERSE

ACCOUNT NO:

CUSIP 29382F103

CONTROL NO:

CLIENT NO:

51 MERCEDES WAY
EDGEWOOD NY 11717

IMPORTANT NOTICE REGARDING DELIVERY
OF SECURITY HOLDER DOCUMENTS (HH)
ENTREMED, INC.
9640 MEDICAL CENTER DRIVE
ROCKVILLE, MD 20850

_________________________/___
SIGNATURE(S)            DATE

FOLD AND DETACH HERE
ß

DIRECTORS
MARK “X” FOR ONLY ONE BOX:

☐
☐
☐

USE NUMBER ONLY

FOR	AGAINST	ABSTAIN

☐	☐	☐

☐	☐	☐

☐	☐	☐

FOR	AGAINST	ABSTAIN

☐	☐	☐

☐	☐	☐

☐	☐	☐

FOR	AGAINST	ABSTAIN

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FOR	AGAINST	ABSTAIN

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FOR	AGAINST	ABSTAIN

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FOLD AND DETACH HERE

DO NOT RETURN